UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): August 15, 2016

                                 AMERICANN, INC.
                       -----------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                    000-54231                27-4336843
  ------------------------          -----------------         ----------------
(State or other jurisdiction      (Commission File No.)     (IRS Employer
  of incorporation)                                          Identification No.)

                          3200 Brighton Blvd., Unit 144
                                Denver, CO 80216
                  -------------------------------------------
          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (303) 862-9000


          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry Into a Material Definitive Agreement

Massachusetts Medical Cannabis Center

     Previously the Company entered into an agreement to purchase a 52.6-acre parcel of undeveloped land in Freetown, Massachusetts. The property is located approximately 47 miles southeast of Boston. The Company plans to develop the property as the Massachusetts Medical Cannabis Center "MMCC". Plans for the MMCC may include the construction of sustainable greenhouse cultivation, processing, and infused product facilities that will be leased or sold to Registered Marijuana Dispensaries under the Massachusetts Medical Marijuana Program.

     The Company paid the seller $100,000 upon the signing of the agreement which amount will be applied toward the purchase price of $4,000,000 at the closing. Pursuant to the original agreement the closing was to take place on or before June 1, 2015. On May 6, 2015, to address site considerations before finalizing the planned development, the agreement was amended to extend the closing date to September 1, 2015. On August 27, 2015, after addressing the site considerations, the agreement was amended to extend the closing date to October 30, 2015 to provide additional time for permitting. In connection with this amendment, the Company paid the seller an additional $100,000. On October 23, 2015, the Company made an additional payment of $100,000 to extend the closing date to December 29, 2015. These payments of $300,000 will be applied to the purchase price.

     On August 15, 2016 the Company and seller amended the Agreement to extend the closing date to September 15, 2016. As consideration for the extension of the closing date, the Company agreed to increase the purchase price for the property to $4,400,000 and pay the seller $75,000 which will be applied to the purchase price if the closing occurs.

     By September 15, 2016, the Company, at its election, may extend the closing date to October 15, 2016, in which case the purchase price for the property will be $4,475,000 and the Company will pay an additional $75,000 to the seller, which payment will be applied to the purchase price if the closing occurs.

     To date, the Company has paid $850,000 that will be applied to the purchase price of the property if and when the Company closes on the transaction.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On August 15, 2016 the Company borrowed $100,000 from an unrelated third party. The loan bears interest at 12% per year and matures on December 14, 2016. Interest is payable at maturity. The loan is not convertible into shares of the Company's common stock and is unsecured.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2016
                                      AMERICANN, INC.


                                      By: /s/ Timothy Keogh
                                          ------------------------------
                                          Timothy Keogh, Chief Executive
                                          Officer








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